Exhibit 99.1
Five Point Holdings, LLC Reports Fourth Quarter and Year-End 2024 Results
Fourth Quarter 2024 Highlights
•Valencia sold 493 homesites on 54.4 acres of land for an aggregate purchase price of $137.9 million.
•Great Park Venture sold 372 homesites on 32.2 acres of land for an aggregate purchase price of $309.3 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $121.5 million.
•Gateway Commercial Venture distribution to the Company of $17.2 million from proceeds generated by the sale of the Gateway Commercial Venture’s remaining interests in the Five Point Gateway Campus.
•Valencia builder sales of 74 homes during the quarter.
•Great Park builder sales of 143 homes during the quarter.
•Consolidated revenues of $159.8 million; consolidated net income of $121.0 million.
•Cash and cash equivalents of $430.9 million as of December 31, 2024.
•Debt to total capitalization ratio of 19.6% and liquidity of $555.9 million as of December 31, 2024.
Additional 2024 Highlights
•Great Park Venture recognized land sale revenue of $505.3 million from the sale of 12.8 acres of commercial land and 559 homesites on 56.1 acres of land.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $231.0 million.
•Valencia builder sales of 348 homes during the year.
•Great Park builder sales of 441 homes during the year.
•Consolidated revenues of $237.9 million; consolidated net income of $177.6 million.
•In January 2024, exchanged $623.5 million of existing 7.875% Senior Notes due November 2025 for $100.0 million in cash and $523.5 million in new 10.500% initial rate Senior Notes due January 2028.
•In April 2024, S&P Global Ratings upgraded our outlook to stable, upgraded our senior notes rating to B, and upgraded our corporate rating to B-.
•In September 2024, renewed the development management agreement with Great Park Venture through December 31, 2026.
Irvine, CA, January 23, 2025 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its fourth quarter and year-end 2024 results.
Dan Hedigan, Chief Executive Officer, said, “I am pleased to report that we finished 2024 strong, with consolidated net income for the quarter of $121.0 million, giving us consolidated net income for the year of $177.6 million and total cash and cash equivalents of $430.9 million and total liquidity of $555.9 million as of year-end. This is our seventh consecutive quarter reporting net income, and the net income numbers for the quarter and the full year represent new high-water marks for the Company.
During the quarter, we saw multiple significant residential land sales close at both our Valencia and Great Park Neighborhoods communities, and our Gateway Commercial Venture sold its remaining interests in the Five Point Gateway Campus to City of Hope. Although the interest rate environment is still uncertain, homebuilder demand for our land remains strong. Successful execution on our key operating priorities over the past few years has positioned us to seek out new growth opportunities, which will be an important initiative for the Company in 2025. Based on our current expectations, we believe that we will see consolidated annual net income for 2025 exceed 2024, with annual earnings growth of approximately 10%, bringing us close to $200 million in net income.”
Consolidated Results
Liquidity and Capital Resources
As of December 31, 2024, total liquidity of $555.9 million was comprised of cash and cash equivalents totaling $430.9 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.2 billion, reflecting $3.1 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.

Results of Operations for the Three Months Ended December 31, 2024
Revenues. Revenues of $159.8 million for the three months ended December 31, 2024 were primarily generated from land sales at our Valencia segment. At Valencia we closed the sale of land entitled for an aggregate of 493 homesites on 54.4 acres. The fixed base purchase price of $137.9 million was paid at closing.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $87.5 million for the three months ended December 31, 2024. The Great Park Venture generated net income of $217.7 million during the three months ended December 31, 2024, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $74.6 million. Additionally, we recognized $13.0 million in earnings from our 75% interest in the Gateway Commercial Venture.
During the three months ended December 31, 2024, the Great Park Venture sold 372 homesites on 32.2 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $309.3 million. The Great Park Venture made aggregate distributions of $255.2 million to holders of Percentage Interests during the three months ended December 31, 2024. We received $95.7 million for our 37.5% Percentage Interest.
During the three months ended December 31, 2024, the Gateway Commercial Venture sold its remaining interests in the Five Point Gateway Campus, which included an approximately 189,000 square foot office building and approximately 50 acres of commercial land with additional development rights at the Five Point Gateway Campus, for a purchase price of $88.5 million. The purchase price consisted of $45.0 million in cash paid at closing and a $43.5 million note that matures in December 2026. After retiring the Gateway Commercial Venture’s outstanding debt, the Gateway Commercial Venture made distributions to its members, of which we received $17.2 million.
Upon completion of the asset sale, the Company’s property management agreement with the Gateway Commercial Venture was terminated and the Company is no longer managing any commercial operations at the Five Point Gateway Campus. Although the Gateway Commercial Venture no longer has any commercial operations, the Company’s investment in the Gateway Commercial Venture will remain outstanding through the maturity date of the note that was received as consideration on the sale.
Selling, general, and administrative. Selling, general, and administrative expenses were $14.2 million for the three months ended December 31, 2024.
Net income. Consolidated net income for the quarter was $121.0 million. Net income attributable to noncontrolling interests totaled $74.5 million, resulting in net income attributable to the Company of $46.5 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Results of Operations for the Twelve Months Ended December 31, 2024
Revenues. Revenues of $237.9 million for the twelve months ended December 31, 2024 were primarily generated from land sales at our Valencia segment and from management services. At Valencia we closed the sale of land entitled for an aggregate of 493 homesites on 54.4 acres. The fixed base purchase price of $137.9 million was paid at closing.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $132.6 million for the twelve months ended December 31, 2024. The Great Park Venture generated net income of $349.2 million during the twelve months ended December 31, 2024, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $119.8 million. Additionally, we recognized $12.3 million in earnings from our 75% interest in the Gateway Commercial Venture generated from a gain on the sale of its assets at the Five Point Gateway Campus as described above.
During the twelve months ended December 31, 2024, the Great Park Venture closed two commercial land sales planned for retail uses totaling 12.8 acres for an aggregate purchase price of $25.4 million and sold 559 homesites on 56.1 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $480.0 million. The Great Park Venture made aggregate distributions of $18.1 million to holders of Legacy Interests and $485.1 million to holders of Percentage Interests during the twelve months ended December 31, 2024. We received $181.9 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $51.2 million for the twelve months ended December 31, 2024.
Net income. Consolidated net income for the year was $177.6 million. Net income attributable to noncontrolling interests totaled $109.3 million, resulting in net income attributable to the Company of $68.3 million.

Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, January 23, 2025 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13751213. The telephonic replay will be available until 11:59 p.m. Eastern Time on February 1, 2025.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; and future demographics and market conditions, including housing supply levels, in the areas where our communities are located. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUES:
Land sales	$137,883	$100,111	$139,097	$160,796
Land sales—related party	—	—	—	595
Management services—related party	21,369	18,109	96,404	47,621
Operating properties	534	539	2,425	2,720
Total revenues	159,786	118,759	237,926	211,732
COSTS AND EXPENSES:
Land sales	90,109	66,684	90,109	105,651
Management services	4,385	7,751	23,852	22,170
Operating properties	1,035	1,846	5,134	6,167
Selling, general, and administrative	14,220	13,095	51,233	51,495
Total costs and expenses	109,749	89,376	170,328	185,483
OTHER INCOME (EXPENSE):
Interest income	2,283	2,688	10,858	7,230
Miscellaneous	(120)	(1,809)	(5,977)	(776)
Total other income	2,163	879	4,881	6,454
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	87,546	24,041	132,617	76,595
INCOME BEFORE INCOME TAX PROVISION	139,746	54,303	205,096	109,298
INCOME TAX (PROVISION) BENEFIT	(18,757)	4,434	(27,462)	4,418
NET INCOME	120,989	58,737	177,634	113,716
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	74,496	28,981	109,337	58,322
NET INCOME ATTRIBUTABLE TO THE COMPANY	$46,493	$29,756	$68,297	$55,394

NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.67	$0.43	$0.98	$0.80
Diluted	$0.65	$0.39	$0.96	$0.76
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	69,318,760	68,919,591	69,224,327	68,826,340
Diluted	147,357,691	145,331,135	146,944,944	145,131,125
NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
INVENTORIES	$2,298,080	$2,213,479
INVESTMENT IN UNCONSOLIDATED ENTITIES	185,324	252,816
PROPERTIES AND EQUIPMENT, NET	29,487	29,145
INTANGIBLE ASSET, NET—RELATED PARTY	9,037	25,270
CASH AND CASH EQUIVALENTS	430,875	353,801
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	101,670	83,970
OTHER ASSETS	20,952	9,815
TOTAL	$3,076,417	$2,969,288

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$525,737	$622,186
Accounts payable and other liabilities	100,292	81,649
Related party liabilities	63,297	78,074
Deferred income tax liability, net	33,570	7,067
Payable pursuant to tax receivable agreement	173,424	173,208
Total liabilities	896,320	962,184

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: December 31, 2024—69,369,234 shares; December 31, 2023—69,199,938 shares
Class B common shares; No par value; Issued and outstanding: December 31, 2024—79,233,544 shares; December 31, 2023—79,233,544 shares
Contributed capital	593,827	591,606
Retained earnings	157,077	88,780
Accumulated other comprehensive loss	(1,468)	(2,332)
Total members’ capital	749,436	678,054
Noncontrolling interests	1,405,661	1,304,050
Total capital	2,155,097	1,982,104
TOTAL	$3,076,417	$2,969,288

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

December 31, 2024
Cash and cash equivalents	$430,875
Borrowing capacity(1)	125,000
Total liquidity	$555,875
(1) As of December 31, 2024, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

December 31, 2024
Debt(1)	$524,994
Total capital	2,155,097
Total capitalization	$2,680,091
Debt to total capitalization	19.6%

Debt(1)	$524,994
Less: Cash and cash equivalents	430,875
Net debt	94,119
Total capital	2,155,097
Total net capitalization	$2,249,216
Net debt to total capitalization(2)	4.2%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and twelve months ended December 31, 2024 (in thousands):

	Three Months Ended December 31, 2024
	Valencia	San Francisco	Great Park	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$137,883	$—	$316,423	$454,306	$—	$454,306	$(316,423)	$137,883
Land sales—related party	—	—	2,790	2,790	—	2,790	(2,790)	—
Management services—related party(2)	—	—	21,276	21,276	93	21,369	—	21,369
Operating properties	363	171	—	534	—	534	—	534
Total revenues	138,246	171	340,489	478,906	93	478,999	(319,213)	159,786
COSTS AND EXPENSES:
Land sales	90,109	—	77,814	167,923	—	167,923	(77,814)	90,109
Management services(2)	—	—	4,385	4,385	—	4,385	—	4,385
Operating properties	1,035	—	—	1,035	—	1,035	—	1,035
Selling, general, and administrative	2,240	1,222	2,325	5,787	10,758	16,545	(2,325)	14,220
Management fees—related party	—	—	22,512	22,512	—	22,512	(22,512)	—
Total costs and expenses	93,384	1,222	107,036	201,642	10,758	212,400	(102,651)	109,749
OTHER (EXPENSE) INCOME:
Interest income	—	18	1,159	1,177	2,265	3,442	(1,159)	2,283
Miscellaneous	(120)	—	—	(120)	—	(120)	—	(120)
Total other (expense) income	(120)	18	1,159	1,057	2,265	3,322	(1,159)	2,163
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	13	—	—	13	12,964	12,977	74,569	87,546
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX PROVISION	44,755	(1,033)	234,612	278,334	4,564	282,898	(143,152)	139,746
INCOME TAX PROVISION	—	—	—	—	(18,757)	(18,757)	—	(18,757)
SEGMENT PROFIT (LOSS)/NET INCOME	$44,755	$(1,033)	$234,612	$278,334	$(14,193)	$264,141	$(143,152)	$120,989
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The Company has reported the equity in earnings from the Company’s investment in the Gateway Commercial Venture within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

	Twelve Months Ended December 31, 2024
	Valencia	San Francisco	Great Park	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$139,097	$—	$590,170	$729,267	$—	$729,267	$(590,170)	$139,097
Land sales—related party	—	—	22,636	22,636	—	22,636	(22,636)	—
Management services—related party(2)	—	—	95,955	95,955	449	96,404	—	96,404
Operating properties	1,747	678	—	2,425	—	2,425	—	2,425
Total revenues	140,844	678	708,761	850,283	449	850,732	(612,806)	237,926
COSTS AND EXPENSES:
Land sales	90,109	—	144,876	234,985	—	234,985	(144,876)	90,109
Management services(2)	—	—	23,852	23,852	—	23,852	—	23,852
Operating properties	5,134	—	—	5,134	—	5,134	—	5,134
Selling, general, and administrative	10,356	4,883	11,033	26,272	35,994	62,266	(11,033)	51,233
Management fees—related party	—	—	113,934	113,934	—	113,934	(113,934)	—
Total costs and expenses	105,599	4,883	293,695	404,177	35,994	440,171	(269,843)	170,328
OTHER (EXPENSE) INCOME:
Interest income	—	69	6,221	6,290	10,789	17,079	(6,221)	10,858
Miscellaneous	(49)	—	—	(49)	(5,928)	(5,977)	—	(5,977)
Total other (expense) income	(49)	69	6,221	6,241	4,861	11,102	(6,221)	4,881
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	483	—	—	483	12,347	12,830	119,787	132,617
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX PROVISION	35,679	(4,136)	421,287	452,830	(18,337)	434,493	(229,397)	205,096
INCOME TAX PROVISION	—	—	—	—	(27,462)	(27,462)	—	(27,462)
SEGMENT PROFIT (LOSS)/NET INCOME	$35,679	$(4,136)	$421,287	$452,830	$(45,799)	$407,031	$(229,397)	$177,634
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The Company has recast the segment presentation for the full year to report the equity in earnings from the Company’s investment in the Gateway Commercial Venture within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.
The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2024 (in thousands):

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Segment profit from operations	$234,612	$421,287
Less net income of management company attributed to the Great Park segment	16,891	72,103
Net income of the Great Park Venture	217,721	349,184
The Company’s share of net income of the Great Park Venture	81,645	130,944
Basis difference amortization, net	(7,076)	(11,157)
Equity in earnings from the Great Park Venture	$74,569	$119,787